Board of Directors

3Si Holdings, Inc.





                  The accompanying historical condensed balance sheet of 3Si Holdings, Inc. as of June 30, 1999, and the related historical condensed statement of income for the year then ended were not audited by us, and, accordingly, we do not express an opinion on them



                                                     /s/ Balogh & Tjornehoj, LLP



Denver, Colorado

September 10, 1999

                               3Si Holdings, Inc.

                             Proforma Balance Sheet
                                   (Unaudited)
                                 June 30, 1999

                                                     Historical                     Proforma
                                                   June 30, 1999    Adjustments  June 30, 1999
                                                   -------------------------------------------
Current assets
      Cash .....................................    $ 1,372,293                   $ 1,372,293
      Accounts receivable ......................        437,220                       437,220
      Other current assets .....................         80,000                        80,000
                                                    -----------------------------------------
           Total current assets ................      1,889,513                     1,889,513
                                                    -----------------------------------------

Net property and equipment .....................         21,075                        21,075

Other assets ...................................           --
      Software development costs (net) .........        100,227                       100,227
      Deposits & other .........................        212,395                       212,395
                                                    -----------------------------------------
           Total other assets ..................        312,622                       312,622
                                                    -----------------------------------------

Total assets ...................................    $ 2,223,210                   $ 2,223,210
                                                    =========================================
Current liabilities
      Accounts payable .........................    $ 3,384,388                   $ 3,384,388
      Accrued liabilities ......................         85,444                        85,444
                                                    -----------------------------------------
           Total current liabilities ...........      3,469,832                     3,469,832
                                                    -----------------------------------------
Minority interest ..............................        507,242                       507,242

Stockholders' equity ...........................     (1,753,864)                   (1,753,864)
                                                    -----------------------------------------
Total liabilities and stockholders' equity .....    $ 2,223,210                   $ 2,223,210
                                                    =========================================


Explanatory notes:

     The  sale  of  substantially   all  assets  is  already  reflected  in  the
     accompanying balance sheet. No proforma adjustments are necessary.

                               3Si Holdings, Inc.

                            Proforma Income Statement
                                   (Unaudited)
                            Year Ended June 30, 1999


                                                    Historical                       Proforma
                                                  June 30, 1999     Adjustments    June 30, 1999
                                                  ----------------------------------------------
Net revenues ...................................   $ 17,019,752    $(16,986,176)   $     33,576
Cost of product sold ...........................     10,453,510     (10,344,269)        109,241
                                                   --------------------------------------------
      Gross profit .............................      6,566,242      (6,641,907)        (75,665)

Selling & administrative expense ...............      9,170,497      (8,648,972)        521,525
                                                   --------------------------------------------
      Loss from operations .....................     (2,604,255)      2,007,065        (597,190)

Other income (expense)
      Miscellaneous income .....................         19,019         (12,860)          6,159
      Interest expense .........................       (230,424)        230,424            --
      Gain/loss on asset disposition ...........                                           --
           Sale of government division .........        500,000                         500,000
           Sale of value added reseller business        276,334                         276,334
           Goodwill write-off ..................       (565,104)                       (565,104)
           Other asset write off ...............       (283,095)                       (283,095)
                                                   --------------------------------------------
      Total other income/expense ...............       (283,270)        217,564         (65,706)
                                                   --------------------------------------------

Net loss before minority interest and taxes ....     (2,887,525)      2,224,629        (662,896)

Minority interest ..............................         42,758                          42,758
                                                   --------------------------------------------
      Net loss before taxes ....................     (2,844,767)      2,224,629        (620,138)

           Income taxes ........................           --                              --
                                                   --------------------------------------------
Net loss .......................................   $ (2,844,767)   $  2,224,629    $   (620,138)
                                                   ============================================

Net loss per share .............................   $      (0.07)   $       0.05    $      (0.02)
                                                   ============================================


Explanatory notes:

     Proforma adjustments have been made to reflect the impact of the sale of substantially all assets (value added reseller business) as if the sale had been consummated at the beginning of the fiscal year.

     Proforma sales and cost of sales represent KEWI license fee and KEWI consulting activities for the entire fiscal year. Sales and costs of sales related to the value added reseller business have been eliminated.

     Proforma sales and administrative expense represents estimated salaries, amortization, and other costs for the entire fiscal year related to the KEWI product. Estimated administrative expense related to the value added reseller business has been eliminated. Estimated interest expense related to the value added reseller business sold has been eliminated.